                                                                    EXHIBIT 11


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)
(In Thousands, Except Per Share Data)


--------------------------------------------------------------------------------------------
Years Ended December 31,                                        1995        1994        1993
--------------------------------------------------------------------------------------------
EARNINGS PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated Statement of Income

  Income before cumulative effect of change
    in accounting principle.........................         $21,344    $183,171    $188,494
  Cumulative effect of applying Statement of
    Financial Accounting Standards No. 109
      (SFAS No. 109)......................................        -           -       17,422
                                                             -------    --------    --------

  Net income..............................................   $21,344    $183,171    $205,916
                                                             =======    ========    ========

  Average common shares outstanding.......................    93,246      93,000      92,808
                                                             -------    --------    --------

  Earnings per share of common stock
    Income before cumulative effect of change
      in accounting principle.............................   $   .23    $   1.97    $   2.03
    Cumulative effect of applying SFAS No. 109............        -           -          .19
                                                             -------    --------    --------

    Net income............................................   $   .23    $   1.97    $   2.22
                                                             =======    ========    ========


PRIMARY EARNINGS PER SHARE

  Income before cumulative effect of change
    in accounting principle...............................   $21,344    $183,171    $188,494
  Cumulative effect of applying SFAS No. 109..............        -           -       17,422
                                                             -------    --------    --------

  Net income..............................................   $21,344    $183,171    $205,916
                                                             =======    ========    ========

  Average common shares outstanding.......................    93,246      93,000      92,808
  Incremental shares resulting from
    assumed exercise of stock options.....................        99          78         316
                                                             -------    --------    --------
  Average common shares, as adjusted......................    93,345      93,078      93,124
                                                             -------    --------    --------

  Primary earnings per share
    Income before cumulative effect of change
      in accounting principle.............................   $   .23    $   1.97    $   2.02
    Cumulative effect of applying SFAS No. 109............        -           -          .19
                                                             -------    --------    --------

    Net income............................................   $   .23    $   1.97    $   2.21
                                                             =======    ========    ========
--------------------------------------------------------------------------------------------

                                                                  EXHIBIT 11
                                                                  (Cont.)


CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS (Note 1)(Continued)
(In Thousands, Except Per Share Data)


--------------------------------------------------------------------------------------------
Years Ended December 31,                                        1995        1994        1993
--------------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS PER SHARE (Note 2)

  Income before cumulative effect of change
    in accounting principle...............................   $21,344    $183,171    $188,494
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect.........................    11,913      12,465      12,663
                                                             -------    --------    --------
  Income before cumulative effect of change
    in accounting principle, as adjusted..................    33,257     195,636     201,157
  Cumulative effect of applying SFAS No. 109..............        -           -       17,422
                                                             -------    --------    --------

  Net income, as adjusted.................................   $33,257    $195,636    $218,579
                                                             =======    ========    ========

  Average common shares outstanding.......................    93,246      93,000      92,808
  Incremental shares resulting from assumed
    exercise of stock options.............................       154          96         349
  Shares issuable from assumed conversion of 7 1/4%
    Convertible Subordinated Debentures...................     4,559       4,577       4,630
                                                             -------    --------    --------
  Average common shares, as adjusted......................    97,959      97,673      97,787
                                                             -------    --------    --------

  Fully diluted earnings per share
    Income before cumulative effect of change
      in accounting principle, as adjusted................   $   .34    $   2.00    $   2.06
    Cumulative effect of applying SFAS No. 109............        -           -          .18
                                                             -------    --------    --------
    Net income, as adjusted...............................   $   .34    $   2.00    $   2.24
                                                             =======    ========    ========

--------------------------------------------------------------------------------------------

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produces an antidilutive result.